THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER. THE TRANSFER OF SUCH SECURITIES IS SUBJECT TO THE RESTRICTIONS SET FORTH HEREIN AND SUCH SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS WARRANT.


Warrant No. PGOA 1                                               June 22, 1999



                                    WARRANT

                    TO PURCHASE SHARES OF COMMON STOCK OF

                               AJAY SPORTS, INC.


Void after 5:00 p.m. (Central Time) June 22, 2001  50,000 Shares of Common Stock


      THIS IS TO CERTIFY that for value received, ROBERT SAGE, or his permitted registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase, in whole or in part, from AJAY SPORTS, INC., a Delaware corporation, fifty thousand (50,000) (subject to adjustment as provided herein) shares of common stock, par value $.01 per share ("Common Shares"), at the exercise price of $2.00 per Common Share if this Warrant is exercised on or before June 22, 2000, or $2.50 per Common Share if this Warrant exercised after June 22, 2000 ("Exercise Price") (subject to adjustment as provided herein) for each such Common Share so purchased and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

                                   ARTICLE II
                                   DEFINITIONS

      The terms defined in this Article I, whenever used in this Warrant, shall have the respective meanings hereinafter specified. Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER. THE TRANSFER OF SUCH SECURITIES IS SUBJECT TO THE RESTRICTIONS SET FORTH HEREIN AND SUCH SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS WARRANT.


Warrant No. PGOA 2                                               June 22, 1999



                                    WARRANT

                    TO PURCHASE SHARES OF COMMON STOCK OF

                               AJAY SPORTS, INC.


Void after 5:00 p.m. (Central Time) June 22, 2001  50,000 Shares of Common Stock


      THIS IS TO CERTIFY that for value received, THE JACK LONDON REVOCABLE LIVING TRUST or its permitted registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase, in whole or in part, from AJAY SPORTS, INC., a Delaware corporation, fifty thousand (50,000) (subject to adjustment as provided herein) shares of common stock, par value $.01 per share ("Common Shares"), at the exercise price of $2.00 per Common Share if this Warrant is exercised on or before June 22, 2000, or $2.50 per Common Share if this Warrant exercised after June 22, 2000 ("Exercise Price") (subject to adjustment as provided herein) for each such Common Share so purchased and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

                                   ARTICLE II
                                   DEFINITIONS

      The terms defined in this Article I, whenever used in this Warrant, shall have the respective meanings hereinafter specified. Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders.

      "Assignment" means the form of Assignment appearing at the end of this Warrant.

      "Closing Date" means June 22, 1999.

      "Commission" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

      "Common Shares" means the Company's authorized shares of common stock, par value $.01 per share.

      "Company" means Ajay Sports, Inc., a Delaware corporation, and any successor entity.

      "Current Market Price" per Common Share on any date herein specified means the average of the daily market prices (determined as set forth in the next sentence), if any, for five (5) consecutive business days immediately preceding such date. The market price for each such business day shall be the average of the last sale prices on such day on all domestic stock exchanges on which the Common Shares may then be listed, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchanges, or, if Common Shares are not then listed or admitted to trading on any domestic stock exchange, the market price for each business day shall be the last sale price on such day on the Nasdaq National Market, or, if no sale takes place on such day on the Nasdaq National Market, the average of the closing bid and asked prices on such day as reported by the National Association of Securities Dealers, Inc., or if Common Shares are not then listed or admitted for trading on the Nasdaq National Market, the market price for each business day shall be the average of the reported bid and asked prices on such day in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm or the Common Shares are not then traded in the over-the-counter market, the market price shall be such value as is reasonably determined by the Board of Directors of the Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission (or its successor) thereunder, all as the same shall be in effect from time to time.

      "Exercise Period" means the period commencing on the Closing Date, and terminating at 5:00 p.m., Central time, on June 22, 2001.

      "Exercise Price" means the price per Common Share set forth in the first paragraph of the first page of this Warrant, as such price may be adjusted from time to time pursuant to Article IV.

      "Holder" means the person in whose name this Warrant is registered on the books of the Company maintained for such purpose.

      "Investor Representation Certificate" means a certificate as to the accuracy, at and as of the time of exercise of this Warrant, of certain representations and warranties of the Holder set forth in form appearing at the end of this Warrant.


      "Nasdaq" means The National Association of Securities Dealers, Inc. Automated Quotation System.

      "Notice of Exercise" means the form of Notice of Exercise appearing at the end of this Warrant.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

      "Transfer" means any offer, sale, gift, disposition, attempted disposition, liquidating distribution, dividend or distribution in kind, transfer, assignment, delivery, pledge, hypothecation, of any present or future interest, right, claim or privilege in or to this Warrant or the Common Shares issuable upon exercise of this Warrant, as the case may be.

      "Warrant" means (a) this warrant dated as of the Closing Date issued to the person or legal entity named on the first page of this Warrant; and (b) all warrants issued upon the partial exercise, transfer or division of or in substitution for such warrant.


                                   ARTICLE III
                               EXERCISE OF WARRANT

      III.1 Right to Exercise. Subject to and upon compliance with the conditions of this Article II, the Holder shall have the right, at its option, at any time and from time to time during the Exercise Period, to exercise this Warrant in whole or in part.

      Notice of Exercise; Issuance of Common Shares. To exercise this Warrant, the Holder shall deliver to the Company at its administrative office at 7001 Orchard Lake Road, Suite 424, West Bloomfield, Michigan 48322 (a) a Notice of Exercise duly executed by the Holder and specifying the number of Common Shares to be purchased, (b) a completed and signed Investor Representation Certificate,
(c) an amount equal to the aggregate Exercise Price for all Common Shares as to which this Warrant is then being exercised and (d) this Warrant.

      Payment of the Exercise  Price shall be made, at the option of the Holder,
(i) by wire transfer to an account in a bank located in the United States designated for such purpose by the Company or (ii) by certified or official bank check payable to the order of the Company and drawn on a member of the Chicago or New York Clearing House. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five business days thereafter, provide a letter of instructions to the Company's transfer agent authorizing and instructing the transfer agent to cause to be issued and delivered to the Holder a certificate or certificates representing the aggregate number of full Common Shares issuable upon such exercise registered in the name of the Holder.


      Unless otherwise requested by the Holder, this Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed to have become the holder of record of such shares for all purposes as of the close of business on the date the Notice of Exercise, together with the Investor Representation Certificate, payment as herein provided and this Warrant, are received by the Company.

      If this Warrant is exercised in part, the Company shall, at the time of delivery of the instruction letter to the Company's transfer agent authorizing the issuance of the certificate or certificates for Common Shares, unless this Warrant has then expired, issue and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the aggregate number of Common Shares for which this Warrant shall not have been exercised, and this Warrant shall be cancelled.

      Fractional Shares. The Company shall not issue fractional Common Shares or scrip representing fractional Common Shares upon any exercise of this Warrant. As to any fractional Common Shares which the Holder would otherwise be entitled to purchase from the Company upon such exercise, the Company shall purchase from the Holder such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by its Current Market Price on the date the Notice of Exercise is received by the Company. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise.

                                   ARTICLE IV
                       REGISTRATION, TRANSFER AND EXCHANGE

      The Company shall keep at its principal office referred to in Section 2.2 a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, Transfer and exchange of this Warrant. The Company will not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or permitted Transfer of this Warrant.

      Every Warrant presented or surrendered for registration of a permitted Transfer or exchange shall be accompanied by an Assignment duly executed by the holder thereof or its attorney duly authorized in writing.

      All Warrants issued upon any registration of any permitted Transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits as the Warrants surrendered upon such registration of permitted Transfer or exchange.


      Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) the written agreement of the Holder to indemnify the Company against any resulting loss or expense, or (in case of mutilation) upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a replacement Warrant.

      No service charge shall be made for any registration of any permitted Transfer or exchange of Warrants.

      The Company and any agent of the Company may treat the person in whose name this Warrant is registered as the owner of this Warrant for all purposes whatsoever, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.


                                    ARTICLE V
                              ADJUSTMENT PROVISIONS

      Splits and Combinations. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

      Reorganization, Reclassification or Recapitalization of Company. In case of any capital reorganization or reclassification or recapitalization of the capital stock of the Company (other than a change in par value, or from par value to no par value or from no par value to par value) or in case of the consolidation or merger of the Company with or into another corporation or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of the number of Common Shares theretofore deliverable) the number of shares of capital stock, beneficial interest or other securities or property to which the Holder would have been entitled upon such capital reorganization or reclassification of capital stock, consolidation, merger or sale had it fully exercised this Warrant immediately prior thereto, and at the same aggregate Exercise Price.

      Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in this Article, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Common Shares (calculated to the nearest 1/l00th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Common Shares purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.



                                   ARTICLE VI
                        RESERVATION OF SHARES ISSUABLE ON
                     EXERCISE OF WARRANT; PREEMPTIVE RIGHTS


      The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of Common Shares equal to the number of full Common Shares issuable upon the exercise of this Warrant. All Common Shares issuable upon the exercise of this Warrant shall, when issued, (a) be duly and validly issued, fully paid and nonassessable, and (b) be free from all taxes, liens and charges with respect to the issue thereof other than any stock transfer taxes in respect of any transfer occurring contemporaneously with such issue. No stockholder of the Company has or shall have any preemptive rights to subscribe for such Common Shares.


                                   ARTICLE VII
                            RESTRICTIONS ON TRANSFER

      Reference in this Article VI to Common Shares issuable upon the exercise of the Warrants shall include Common Shares theretofore issued upon the exercise of any Warrants that are then evidenced by certificates required to bear the legend set forth in Section 6.2.

      VII.1 Notice of Proposed Transfer; Registration Not Required. This Warrant may be Transferred by the Holder only (a) with the express prior written consent of the Company, which consent may be withheld in the sole discretion of the Company for any reason; and (b) in compliance with this Article VI in whole (as to all Common Shares purchasable hereunder) but not in part.

      The Holder or the holder of any Common Shares issuable upon the exercise hereof, by acceptance hereof or thereof, agrees to give written notice to the Company, prior to any Transfer of this Warrant, such Common Shares or any portion hereof or thereof, of its intention to make such transfer which notice shall include a brief description of such proposed Transfer. If the Company consents to the transfer and if, in the opinion of counsel to the Company, the proposed Transfer may be effected without registration or qualification under any federal or state law, such counsel shall, as promptly as practicable, notify the Company and the Holder in writing of such consent and opinion and of the terms and conditions, if any, to be observed in such Transfer, whereupon the Holder shall be entitled to Transfer this Warrant or such Common Shares in accordance with the terms of the notice delivered to the Company, the Company's written consent to the Transfer and the opinion of such counsel, subject to the restrictions on Transfer set forth in this Article VI. Any Transfer or purported Transfer not in compliance with this Section 6.1 shall be null and void and of no effect.


      Legend on Certificates. In case any Common Shares are issued upon the exercise in whole or in part of this Warrant or are thereafter Transferred, in either case under such circumstances that no registration under the Securities Act is required, each certificate representing such shares shall bear on the face thereof the following legend:

      The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities or blue sky laws of any state, and any transfer thereof is subject to the conditions specified in the Warrant dated as June 22, 1999 originally issued by Ajay Sports, Inc. (the "Company") to Robert W. Sage to purchase Common Shares of the Company. A copy of the form of such Warrant is on file with the Secretary of the Company and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address.

      In the event that (a) a registration statement covering Common Shares represented by a certificate bearing the legend specified above becomes effective under the Securities Act or (b) the Company receives an opinion of its counsel that such legend is no longer necessary on such certificate to protect the Company from a violation of the Securities Act, the Company shall, or shall instruct its transfer agent and registrar to, issue in lieu thereof a new certificate or certificates for such shares in the name of the holder of such shares without such legend on the face thereof.

      Supplying Information. The Company, the Holder and each holder of Common Shares issuable upon the exercise hereof shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any U.S. jurisdiction where Common Shares are proposed to be sold pursuant to Article VI.

      Compliance With Rule 144. For as long as the Company's Common Shares are registered under Section 12 of the Exchange Act, at the request of Holder if Holder proposes to sell any of the Common Shares issuable upon the exercise of this Warrant in compliance with Rule 144 of the Commission, or any similar Rule, assuming that at such time the provisions of such Rule are applicable to such Holder and, in the event the Holder is or could be deemed an "affiliate" of the Company, and the Company is then required to file reports under Section 13 or 15(d) of the Exchange Act, the Company shall make such filings of reports with the Commission as will enable the Holder to make sales of Common Shares issued upon exercise hereof pursuant to such Rule.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Holder Not A Stockholder. Prior to the exercise of this Warrant as hereinbefore provided, the Holder shall not be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (a) vote or consent, or (b) receive (i) dividends or any other distributions made to stockholders, (ii) notice of, or attend, any meetings of stockholders of the Company or (iii) notice of any other proceedings of the Company (except as provided in Articles IV and VI).

      Notice Generally. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by telecopy or by registered or certified mail (return receipt requested), postage prepaid, addressed to (a) the Holder at its last known address and telecopy number appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office referred to in Section 2.2 (facsimile number 248-851-9080). The Holder and the Company may each designate a different address by notice to the other pursuant to this Section 7.2

      Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and, subject to Article VI, the Holder and the Holder's permitted assigns.

      Amendment. This Warrant may not be modified or amended except by written agreement of the parties.

      Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

      Governing Law. This Warrant shall be governed by the laws of the State of Delaware.

Dated as of June 22, 1999

ATTEST:                                   AJAY SPORTS, INC.
                                          a Delaware corporation


By/s/ Robert R. Hebard                    By/s/ Thomas W. Itin
------------------------------            ----------------------------
   Robert R. Hebard, Secretary               Thomas W. Itin, President

                            NOTICE OF EXERCISE FORM

                         (To be executed upon partial
                    or full exercise of the within Warrant)


     The undersigned registered Holder of the within Warrant irrevocably exercises the within Warrant for and purchases Common Shares of Ajay Sports, Inc. and herewith tenders payment therefor in the amount of $ , all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or certificates in denominations of shares) for the Common Shares of Ajay Sports, Inc. hereby purchased be issued in the name of and delivered to the undersigned, and if such Common Shares shall not include all the Common Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of Common Shares of Ajay Sports, Inc. not being purchased hereunder be issued in the name of and delivered to the undersigned.

Dated: _____________________

Signature Guaranteed:                     By:
                                              (Signature of Registered Holder)

                                    Address:



By:
    Title:



NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

            The   signature  to  this  Notice  of  Exercise  must  be  medallion guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

                                ASSIGNMENT FORM


                   (To be executed upon a Permitted Transfer
                            of the within Warrant)


     FOR VALUE RECEIVED the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto , whose address is all of the rights of the undersigned under the within Warrant, with respect to all the Common Shares issuable as provided in the Warrant, and does hereby irrevocably constitute and appoint Attorney to register such transfer on the books of Ajay Sports, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated ______________________

Signature Guaranteed:                     By:
                                              (Signature of Registered Holder)




By:
    Title:



NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

            The signature to this Assignment must be medallion guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

                       INVESTOR REPRESENTATION CERTIFICATE

      In connection with the undersigned investor's exercise of that certain Warrant to Purchase Shares of Common Stock of Ajay Sports, Inc. (the "Company"), the undersigned investor hereby makes the following acknowledgments, representations and warranties to the Company:

      1. He understands and acknowledges that none of the shares of common stock of the Company issuable upon exercise of the Warrant (the "Warrant Shares") have been registered under the Securities Act of 1933 (the "Securities Act") or registered or qualified under the securities laws of any state and none may be offered, sold, contracted for sale, transferred, or otherwise disposed of absent an effective registration thereof under such Securities Act or an opinion of counsel, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, to the effect that such registration is not required under the Securities Act or applicable state securities laws or that such transaction complies with the rules promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act or applicable state securities laws. Investor understands that the Company has no obligation, and does not intend to register the Conversion Shares under applicable federal or state securities laws and that he must bear the economic risks of this investment resulting from such limitations.

      2. Investor is an "accredited investor" within the meaning of the Securities Act based upon the following (check all that apply):

      (a)___ he is a natural person whose individual net worth, or joint net worth with his spouse, at the time of purchase exceeds $1,000,000, at the time of exercise; or

      (b) he is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year; or

      (c)  it  is  a  private  business  development  company  as  defined  in section 202(a)(22) of the Investment Advisors Act of 1940; or

      (d) it is either (i) a bank as defined in section 3(a)(2) of the Securities Act of 1933 (the "Act"), or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; (ii) a broker or dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934; (iii) an insurance company as defined in Section 2(13) of the Act; (iv) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or (vi) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors; or

(5) it is any corporation, Massachusetts or similar business trust, partnership, or organization described in section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or


(6) ___ it is any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Regulation 230.506(b)(2)(ii) promulgated under the Act;

(7) it is a trust with respect to which the grantor(s) has retained absolute power in his or her sole discretion to amend or revoke the trust at any time and such grantor(s) is an accredited investor as indicated in items 2(a) or 2(b) above; or

(8) it is an entity in which all of its equity owners meet one or more of the standards set forth in the preceding paragraphs number 2(c) through 2(f), based upon the questionnaires delivered by such equity owners.

3. Investor has had access to all periodic reports and other documents filed with the Securities and Exchange Commission by the Company pursuant to the Company's obligation to file such reports imposed under Section 15 of the Securities Exchange Act of 1934. Investor has undertaken such review of the Company and its business and financial position as Investor deemed necessary in order to make a decision to exercise his Warrant. Investor understands the various risks of an investment in the Warrant Shares and he can afford to bear the risks of an investment in the Warrant Shares, including the risk of losing all or substantially all of the exercise price therefor.

4. Investor is acquiring its Warrant Shares for his own account, as principal, and not with a view to the resale or distribution of all or any portion of the Warrant Shares.

5. Investor has not relied upon the Company or any of its directors or officers for tax, legal or investment or financial advice, but rather has relied only on his own advisers with respect to evaluating the risks and merits of exercising the Warrant to purchase the Warrant Shares.

6. Investor hereby agrees to indemnify, defend and hold the Company harmless from and against any and all loss, cost, damage, liability or expense
(including, without limitation, reasonable attorneys fees, court costs and reasonable litigation expenses) which the Company may suffer, sustain or incur as a result from, arising under or in connection with any inaccuracy of any representation or acknowledgment or failure of performance of any warranty by Investor hereunder.

                                    INVESTOR


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